                                                                    EXHIBIT 23.1

                       Consent of KPMG Peat Marwick LLP




The Board of Directors
Capstone Capital Corporation:


We consent to incorporation by reference in registration statements No. 33-77788 and No. 33-97926 on Form S-3 and No. 333-21581 on Form S-8 of our
report dated January 20, 1997, relating to the consolidated balance sheets of Capstone Capital Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995, and for the period from June 30, 1994 (inception) to December 31, 1994, which report appears in the Form 8-K of Capstone Capital Corporation dated March 3, 1997.




Birmingham, Alabama
March 3, 1997



                                                      /s/ KPMG Peat Marwick LLP
                                                      -------------------------
                                                          KPMG Peat Marwick LLP